Exhibit 99.1

China Biologic Announces Pricing of Public Offering of Common Stock

BEIJING, China – June 10, 2015 – China Biologic Products, Inc. (NASDAQ: CBPO, “China Biologic” or the “Company”), a leading plasma-based biopharmaceutical company in China, today announced the pricing of a follow-on offering of 3,000,000 shares of common stock at a public offering price of $105 per share. The Company will be offering 700,000 shares and certain selling stockholders will be offering 2,300,000 shares of common stock. In addition, the underwriters have a 30-day option to purchase up to 105,000 additional shares of common stock from the Company and 345,000 additional shares of common stock from the selling stockholders.

The Company intends to use the proceeds from the offering primarily for general corporate purposes. In addition, if appropriate opportunities arise in the future to acquire or invest in complementary businesses, products or technologies, the Company may use a portion of the net proceeds for such acquisition or investment. The Company will not receive any proceeds from the sale of shares by the selling stockholders.

Morgan Stanley & Co. International plc, Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies LLC are acting as joint book-running managers for the offering and Lazard Frères & Co. LLC is acting as a co-manager.

The offering will be made pursuant to an automatically effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and the accompanying prospectus relating to the offering have been filed with the SEC and are available on its website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus, when available, may also be obtained by contacting (i) Morgan Stanley, Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY, 10014, United States of America, or by calling 1-866-718-1649, or by email at prospectus@morganstanley.com; (ii) Credit Suisse, Prospectus Department, Eleven Madison Avenue, 1B, New York, NY 10010, or by calling 1-800-221-1037, or by email at newyork.prospectus@credit-suisse.com; (iii) BofA Merrill Lynch, Prospectus Department, 222 Broadway, New York, New York 10038, or by email at dg.prospectus_requests@baml.com; (iv) Jefferies, Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by calling 1-877-547-6340, or by email at Prospectus_Department@Jefferies.com; or (v) Lazard, 30 Rockefeller Plaza, New York, NY 10012, or by calling 1-212-632-6000.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering of these securities will be made only by means of the prospectus supplement and accompanying prospectus.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements about the proposed offering and the use of the offering proceeds that involve risks and uncertainties. Any forward-looking statements and all other statements that may be made in this news release that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. Specific risks include stock market conditions and our ability to complete the offering on acceptable terms. Please refer to China Biologic filings with the SEC for more information on the risk factors that could cause our actual results to differ. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contact:

China Biologic Products, Inc.
Mr. Ming Yin
Vice President
Phone: +86-10-6598-3099
Email: ir@chinabiologic.com

ICR Inc.
Mr. Bill Zima
Phone: +86-10-6583-7511 or +1-646-405-5191
E-mail: william.zima@icrinc.com

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